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                                                                    EXHIBIT 99.1

[WEATHERFORD LOGO]                                                [NEWS RELEASE]


              WEATHERFORD ANNOUNCES CLOSING OF SENIOR NOTE OFFERING


HOUSTON, November 16, 2001 -- Weatherford International, Inc. (NYSE:WFT) announced today that it has closed a private placement of $350 million of its 6 5/8 % Senior Notes due 2011. The net proceeds of the offering will be used to repay existing indebtedness and for general corporate purposes.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. The offering is being made only to qualified institutional buyers and to certain persons in offshore transactions in reliance on Regulation S. The securities have not been registered under U.S. or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Contact:      Lisa Rodriguez (713) 693-4746